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                                                                    Exhibit 23.1

Consent of Independent Auditors
-------------------------------

We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-_____________) pertaining to the Smurfit-Stone Container Corporation Savings Plan, the Jefferson Smurfit Corporation Hourly Savings Plan, the Smurfit Packaging Corporation Savings Plan, and the Smurfit-Stone Container Corporation Hourly Savings Plan of our reports (a) dated January 24, 2000, except for Note 20 as to which the date is February 23, 2000, with respect to the consolidated financial statements and schedule of Smurfit-Stone Container Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999 and (b) dated June 18, 1999 with respect to the financial statements and schedules of the Smurfit-Stone Container Corporation Savings Plan, the Jefferson Smurfit Corporation Hourly Savings Plan, and the Smurfit Packaging Corporation Savings Plan included in the Plans' Annual Report
(Form 11-K) for the year ended December 31, 1998, both filed with the Securities and Exchange Commission.

/s/ Ernst & Young


St. Louis, Missouri
March 16, 2000